UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2015

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Indemnification Agreement with Thomas J. Doyle, Jr.

In connection with the appointment of Thomas J. Doyle, Jr. to the board of directors (the “Board”) of Hampshire Group, Limited (the “Company”), the Company entered into an indemnification agreement (the “Doyle Indemnification Agreement”) with Mr. Doyle on January 29, 2015. As previously reported, Mr. Doyle became a member of the Board on January 18, 2015. The Doyle Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Doyle if Mr. Doyle was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that Mr. Doyle is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company or, while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity; provided that Mr. Doyle acted in good faith and in a manner Mr. Doyle reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Mr. Doyle’s conduct was unlawful. In addition, the Company is required to advance expenses on behalf of Mr. Doyle in connection with Mr. Doyle’s defense of any such claim; provided that Mr. Doyle undertakes in writing to repay such amounts to the extent that it is ultimately determined that Mr. Doyle is not entitled to indemnification by the Company.

The foregoing description of the Doyle Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Doyle Indemnification Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indemnification Agreement with Brett H. Fialkoff

In connection with the appointment of Brett H. Fialkoff to the Board of the Company, the Company entered into an indemnification agreement (the “Fialkoff Indemnification Agreement”) with Mr. Fialkoff on January 23, 2013. As previously reported, Mr. Fialkoff became a member of the Board on January 18, 2015. The Fialkoff Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Fialkoff if Mr. Fialkoff was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that Mr. Fialkoff is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company or, while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity; provided that Mr. Fialkoff acted in good faith and in a manner Mr. Fialkoff reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Mr. Fialkoff’s conduct was unlawful. In addition, the Company is required to advance expenses on behalf of Mr. Fialkoff in connection with Mr. Fialkoff’s defense of any such claim; provided that Mr. Fialkoff undertakes in writing to repay such amounts to the extent that it is ultimately determined that Mr. Fialkoff is not entitled to indemnification by the Company.

The foregoing description of the Fialkoff Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Fialkoff Indemnification Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Indemnification Agreement, dated as of January 29, 2015, with an effective date of January 18, 2015, by and between Hampshire Group, Limited and Thomas J. Doyle, Jr.

10.2	Indemnification Agreement, dated as of January 23, 2015, with an effective date of January 18, 2015, by and between Hampshire Group, Limited and Brett H. Fialkoff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Trey A. Darwin
Name: Trey A. Darwin
Title: Vice President and Chief Financial Officer

Dated: January 29, 2015

Exhibit Index

Exhibit No.	Description

10.1	Indemnification Agreement, dated as of January 29, 2015, with an effective date of January 18, 2015, by and between Hampshire Group, Limited and Thomas J. Doyle, Jr.

10.2	Indemnification Agreement, dated as of January 23, 2015, with an effective date of January 18, 2015, by and between Hampshire Group, Limited and Brett H. Fialkoff.